EXHIBIT 99.1

Seven HomeTrust Bank Brands to Come Together
 As HomeTrust Bank Regional Brand

ASHEVILLE, N.C., September 23, 2014 - HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), the holding company of HomeTrust Bank (“Bank”), today announced the Bank’s plan to unify its current seven partner bank divisions under one name – HomeTrust Bank.

The partner bank divisions of Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Rutherford County Bank and Cherryville Federal Bank will transition to the HomeTrust Bank brand name effective September 30, 2014.

In making this announcement, Dana Stonestreet, Chairman, President and CEO said, “This is an important next step for our Bank. The HomeTrust name reflects the strength and stability our partner banks have built together, through mutual trust and shared values, over the past 18 years. Our three recent acquisitions and pending branch purchase will result in 23 new HomeTrust Bank offices located in East Tennessee, South Carolina, Virginia and Charlotte. With all 44 locations unified under the HomeTrust brand, it will be easier for our customers to identify our extensive network of offices available to serve their financial needs.”

Stonestreet continued, “The HomeTrust Bank brand was founded on preserving the spirit of community banking, which we continue to pursue today. To our customers, our growth as a regional brand means added convenience, a continued commitment to community and consistent excellent, personal service. We’re excited about continuing to serve our customers and our communities for generations to come.”

HomeTrust Bank signage will be installed over the next month at all Tryon Federal, Shelby Savings Home Savings, Industrial Federal, Cherryville Federal and Rutherford County Bank locations in  North Carolina.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2014, the Company had assets of $2.1 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added community banking through its 36 locations in North Carolina (including the Asheville metropolitan area, the “Piedmont” region, and Charlotte), South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and its commercial loan production office in Roanoke, Virginia. The Bank is the 8th largest community bank headquartered in North Carolina.

On June 10, 2014, HomeTrust announced that the Bank entered into an agreement to purchase the branch banking operations of ten locations in Virginia and North Carolina from Bank of America Corporation. Six of the branches are located in Roanoke Valley, two in Danville, one in Martinsville, Virginia, and one in Eden, North Carolina. The acquisition will add approximately $504 million of deposits. In addition to the branches, the Bank will acquire a small amount of loans as part of the transaction. The Bank expects the purchase to be effective Monday, November 17, 2014, following satisfaction of customary closing conditions.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions and the pending acquisition of the ten branch banking operations of Bank of America might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM

Contact:
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon - Senior Vice President, Chief Financial Officer, and Treasurer
828-259-3939